SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                November 10, 1999
                Date of report (Date of earliest event reported)



                       UNITED SHIPPING & TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)

      UTAH                         000-28452                          87-0355929
(State or Other             (Commission File Number)         (IRS Employer
Jurisdiction                                                 Identification No.)
of Incorporation)



            9850 51st Avenue North, Suite 110, Minneapolis, MN 55442
            --------------------------------------------------------
                    (Address of Principal Executive Offices)



                                 (612) 941-4080
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 4.  Changes in Registrant's Certifying Accountant.

         On November 10, 1999, United Shipping & Technology, Inc. (the "Company") engaged Ernst & Young LLP ("Ernst & Young") as its principal independent accountant to audit its financial statements. On the same date, the Company informed Lurie, Besikof, Lapidus & Co., LLP ("Lurie") that Lurie would no longer serve as the Company's independent accountant. The replacement of Lurie by Ernst & Young was approved by the Company's Board of Directors on November 10, 1999.

         Except for an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern to the Company's consolidated financial statements as of and for the years ended June 30, 1999 and 1998, Lurie's reports on the Company's financial statements for the past two fiscal years have not contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements, during or subsequent to the Company's past two fiscal years, between the Company and Lurie on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Lurie's satisfaction, would have caused Lurie to make reference to the subject matter of such disagreements in connection with its report.

ITEM 7.  Financial Statements and Exhibits

         (a)      Exhibits.

         The following exhibit is filed with this report.


         Exhibit Number           Description
         --------------           -----------

                 16               Letter from Lurie, Besikof, Lapidus & Co., LLP

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: November 11, 1999

                                       United Shipping & Technology, Inc.



                                       By /s/ Kenneth D. Zigrino
                                          --------------------------------------
                                          Name:  Kenneth D. Zigrino
                                          Title: Vice President, General Counsel
                                                 and Secretary

                                  EXHIBIT INDEX

          Exhibit Number          Description
          --------------          -----------

              16                  Letter from Lurie, Besikof, Lapidus & Co., LLP